Exhibit 99.1

Pzena Investment Management, Inc. Reports Results for the Second Quarter of 2010

  Revenues were $19.4 million for the second quarter of 2010, operating income was $10.0 million
  Diluted earnings per share was $0.08 on non-GAAP basis
  Remaining $7.5 million in Senior Subordinated Notes was repaid

NEW YORK--(BUSINESS WIRE)--July 27, 2010--Pzena Investment Management, Inc. (NYSE: PZN) reported the following GAAP and non-GAAP basic and diluted net income and earnings per share for the three and six months ended June 30, 2010 (in thousands, except per-share amounts):

	GAAP Basis		Non-GAAP Basis
	For the Three Months Ended June 30,		For the Three Months Ended June 30,
	2010	2009	2010	2009
	(unaudited)

Basic Net Income	$473	$821	$734	$547
Basic Earnings Per Share	$0.05	$0.10	$0.08	$0.06

Diluted Net Income	$473	$4,330	$5,003	$4,044
Diluted Earnings Per Share	$0.05	$0.07	$0.08	$0.06

	GAAP Basis		Non-GAAP Basis
	For the Six Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009	2010	2009
	(unaudited)

Basic Net Income	$1,457	$1,303	$1,478	$817
Basic Earnings Per Share	$0.16	$0.17	$0.16	$0.10

Diluted Net Income	$10,464	$6,860	$10,485	$6,352
Diluted Earnings Per Share	$0.16	$0.11	$0.16	$0.10

Diluted net income generally assumes that all dilutive operating company membership units are converted into Company stock at the beginning of the reporting period and the resulting change to Company income associated with its increased interest in the operating company is taxed at the Company’s effective rate. When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Non-GAAP net income for the three and six months ended June 30, 2010 and 2009 excludes the net effect of the tax valuation allowance adjustments to the Company’s deferred tax asset and its liability to its selling and converting shareholders that had a proportionately greater effect on basic net income. The aggregate effect of such adjustments decreased GAAP net income by $0.3 million for the second quarter of 2010 and increased GAAP net income by $0.3 million for the second quarter of 2009. The aggregate effect of such adjustments had a negligible effect on GAAP net income for the six months ended June 30, 2010 and increased GAAP net income by $0.5 million for the six months ended June 30, 2009. All such adjustments have been recorded as if they had occurred at the beginning of each period presented. The non-GAAP earnings per share figures have been presented assuming that all stock and stock equivalents have been outstanding as of the beginning of each period presented. Management believes that these adjustments, and the non-GAAP measures derived from them, provide information to better analyze the Company’s operations between periods and over time. Investors should consider non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. A reconciliation of the non-GAAP measures disclosed in this press release with the most comparable GAAP measures are included in the financial tables attached.

Assets Under Management (unaudited)
($ billions)
	Three Months Ended
	June 30,	March 31,	June 30,
	2010	2010	2009

Institutional Accounts
Beginning of Period Assets	$11.7	$10.7	$6.0
Inflows	0.3	0.4	0.3
Outflows	(0.5)	(0.3)	(0.6)
Net Flows	(0.2)	0.1	(0.3)
Market Appreciation/(Depreciation)	(1.5)	0.9	1.8
End of Period Assets	$10.0	$11.7	$7.5

Retail Accounts
Beginning of Period Assets	$3.7	$3.6	$2.6
Inflows	0.4	0.3	0.3
Outflows	(0.5)	(0.5)	(0.4)
Net Flows	(0.1)	(0.2)	(0.1)
Market Appreciation/(Depreciation)	(0.5)	0.3	0.6
End of Period Assets	$3.1	$3.7	$3.1

Total
Beginning of Period Assets	$15.4	$14.3	$8.6
Inflows	0.7	0.7	0.6
Outflows	(1.0)	(0.8)	(1.0)
Net Flows	(0.3)	(0.1)	(0.4)
Market Appreciation/(Depreciation)	(2.0)	1.2	2.4
End of Period Assets	$13.1	$15.4	$10.6
In September 2009, the Company changed the classification of its assets under management to Institutional Accounts and Retail Accounts. Historical information has been reclassified for all periods presented.

Financial Discussion

Revenue (unaudited)
($ thousands)
	Three Months Ended
	June 30,	March 31,	June 30,
	2010	2010	2009

Institutional Accounts	$16,133	$16,132	$11,548
Retail Accounts	3,255	3,018	2,684
Total	$19,388	$19,150	$14,232

		Six Months Ended
		June 30,	June 30,
		2010	2009

Institutional Accounts		$32,265	$22,628
Retail Accounts		6,273	5,276
Total		$38,538	$27,904

Revenues were $19.4 million for the second quarter of 2010, an increase of 36.6%, from $14.2 million, for the second quarter of 2009, and an increase of 1.0%, from $19.2 million, for the first quarter of 2010. For the six months ended June 30, 2010, revenues were $38.5 million, an increase of 38.0%, from $27.9 million, for the six months ended June 30, 2009.

Average assets under management for the second quarter of 2010 was $14.5 billion, an increase of 45.0%, from $10.0 billion, for the second quarter of 2009, and an increase of 0.7%, from $14.4 billion, for the first quarter of 2010.

The weighted average fee rate was 0.533% for the second quarter of 2010, decreasing from 0.568% for the second quarter of 2009 and remaining relatively flat from 0.532% for the first quarter of 2010. The decrease from the second quarter of 2009 was due in part to large institutional inflows in our newly launched Europe, Australasia, and Far East ("EAFE") Diversified Value and Global Diversified Value strategies in the fourth quarter of 2009. We typically offer reduced fee rates to initial clients in our new product offerings. The year-over-year weighted average fee rate also decreased in part due to an increase in the average size of the Company’s institutional accounts. The Company’s tiered fee schedules typically charge lower rates as account size increases.

The weighted average fee rate for institutional accounts was 0.585% for the second quarter of 2010, decreasing from 0.651% for the second quarter of 2009 and from 0.594% for the first quarter of 2010. The year-over-year decline was primarily due to institutional inflows in our EAFE Diversified Value and Global Diversified Value strategies, and a higher average institutional account size, as discussed above. The sequential decline is primarily a result of fluctuations in valuation during the quarter. Institutional accounts comprised 76.3% of total assets under management as of June 30, 2010, increasing from 70.8% as of June 30, 2009, and from 76.0% as of March 31, 2010.

The weighted average fee rate for retail accounts increased to 0.371% for the second quarter of 2010, from 0.367% for the second quarter of 2009, and from 0.341% for the first quarter of 2010. The year-over-year and sequential increases were due to the timing of asset flows in our retail accounts and the expiration of the temporary, voluntary partial fee waiver on the John Hancock Classic Value Fund, which ended in May 2010.

Total operating expenses were $9.4 million in the second quarter of 2010, compared to $8.0 million in the second quarter of 2009, and $9.3 million in the first quarter of 2010. Operating expenses for the six months ended June 30, 2010 increased by $2.3 million, or 14.0%, compared to the six months ended June 30, 2009. The year-over-year increase in operating expenses was primarily due to increases in discretionary bonus accruals.

As of June 30, 2010, employee headcount was 70, up from 67 at June 30, 2009 and from 68 at March 31, 2010.

The operating margin was 51.4% for the second quarter of 2010, compared to 44.1% for the second quarter of 2009, and 51.4% for the first quarter of 2010. For the six months ended June 30, 2010, the operating margin was 51.4%, compared to 41.1% for the six months ended June 30, 2009. The year-over-year increase in the operating margin is primarily a result of an increase in weighted average assets and revenues.

Other income/(expense) was income of $0.4 million for the second quarter of 2010, income of $2.9 million for the second quarter of 2009, and an expense of $0.7 million for the first quarter of 2010. Second quarter 2010 other income/(expense) included income of $1.1 million associated with a decrease in the Company’s liability to its selling and converting shareholders resulting from changes in the realizability of its related deferred tax asset. Such adjustments generated expenses of $0.6 million and $1.0 million in the second quarter of 2009 and first quarter of 2010, respectively. Details of other income/(expense), as well as a reconciliation of the GAAP and non-GAAP measures, are shown below:

Other Income/(Expense) (unaudited)
($ thousands)
	Three Months Ended
	June 30,	March 31,	June 30,
	2010	2010	2009

Interest and Dividend Income	$112	$73	$127
Interest Expense	(77)	(155)	(405)
Realized and Unrealized Gain/(Loss), Net on Equity Securities	(871)	464	3,729
Other Income/(Expense)	1,208	(1,047)	(515)
GAAP Other Income/(Expense)	372	(665)	2,936
Change in Liability to Selling and Converting Shareholders¹	(1,118)	1,026	602
Outside Interests of Investment Partnerships²	162	-	(2,336)
Non-GAAP Other Income/(Expense), Net of Outside Interests	$(584)	$361	$1,202

		Six Months Ended
		June 30,	June 30,
		2010	2009

Interest and Dividend Income		$185	$247
Interest Expense		(232)	(855)
Realized and Unrealized Gain/(Loss), Net on Equity Securities		(407)	1,909
Other Income/(Expense)		161	(1,096)
GAAP Other Income/(Expense)		(293)	205
Change in Liability to Selling and Converting Shareholders¹		(92)	1,204
Outside Interests of Investment Partnerships²		162	(1,010)
Non-GAAP Other Income/(Expense), Net of Outside Interests		$(223)	$399
(1)

Reflects the change in the liability to the Company’s selling and converting shareholders associated with the deferred tax asset generated by the Company’s initial public offering and subsequent unit conversions.

(2)	Represents the non-controlling interest allocation of the loss/(income) of the Company’s consolidated investment partnerships to its external investors.

The realized and unrealized gain/(loss), net on equity securities represents both the Company’s and its external investors’ gains and losses on investments in the Company’s own products.

The Company recognized a $2.5 million income tax provision for the second quarter of 2010, and a $0.1 million income tax benefit for both the second quarter of 2009 and the first quarter of 2010. Second quarter 2010 income taxes included a $1.4 million provision associated with adjustments to the valuation allowance recorded against the Company’s deferred tax asset related to its tax receivable agreement. Such adjustments generated income tax benefits of $0.9 million and $1.3 million for the second quarter of 2009 and the first quarter of 2010, respectively. Details of income tax provision/(benefit), as well as a reconciliation of the GAAP and non-GAAP measures, are shown below:

Income Tax Provision/(Benefit) (unaudited)
($ thousands)
	Three Months Ended
	June 30,	March 31,	June 30,
	2010	2010	2009

Unincorporated Business Tax Provision	$622	$615	$406
Corporate Income Tax Provision	546	552	406
Non-GAAP Income Tax Provision	1,168	1,167	812
Change in Valuation Allowance¹	1,379	(1,266)	(876)
GAAP Income Tax Provision/(Benefit)	$2,547	$(99)	$(64)

		Six Months Ended
		June 30,	June 30,
		2010	2009

Unincorporated Business Tax Provision		$1,237	$744
Corporate Income Tax Provision		1,098	608
Non-GAAP Income Tax Provision		2,335	1,352
Change in Valuation Allowance¹		113	(1,690)
GAAP Income Tax Provision/(Benefit)		$2,448	$(338)
(1)

Reflects the change in the valuation allowance assessed against the deferred tax asset established as part of the Company’s initial public offering and subsequent unit conversions. This valuation allowance was initially recorded by the Company on September 30, 2008.

Non-controlling interests in the operations of the Company’s operating company and consolidated subsidiaries are comprised of the following:

Non-Controlling Interests (unaudited)
($ thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2010	2010	2009

Operating Company Allocation¹	$7,470	$8,291	$6,119
Outside Interests of Investment Partnerships²	(162)	-	2,336
GAAP Net Income Attributable to Non-Controlling Interests	$7,308	$8,291	$8,455

		Six Months Ended
		June 30,	June 30,
		2010	2009

Operating Company Allocation¹		$15,761	$9,685
Outside Interests of Investment Partnerships²		(162)	1,010
GAAP Net Income Attributable to Non-Controlling Interests		$15,599	$10,695
(1)	Represents the non-controlling interest allocation of the income of Pzena Investment Management, LLC that is retained by its members.

(2)	Represents the non-controlling interest allocation of the income of the Company’s consolidated investment partnerships to its outside investors.

During the quarter ended June 30, 2010, the Company repaid the remaining $7.5 million of the principal amount outstanding on its Senior Subordinated Notes.

On July 27, 2010, the Board of Directors declared a quarterly dividend of $0.03 per share of its Class A common stock. The following dates apply to the dividend:

Record date: August 19, 2010

Payment date: September 2, 2010

Second quarter 2010 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss its second quarter 2010 financial results and outlook at 10:00 am. ET, Wednesday, July 28, 2010. The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company’s website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S./Canada callers should dial 877-820-5027; international callers should dial 706-679-9396. The conference ID number is 88463860.

Replay: The conference call will be available for replay through August 5, 2010, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm’s operating company, is a value-oriented investment management firm. Founded in 1995, Pzena Investment Management has built a diverse, global client base. More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company's current assumptions, expectations and projections about future events. Words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of the Company's management and involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, as filed with the SEC on March 12, 2010 and in the Company’s Quarterly Reports on Form 10-Q as filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on the Company's future results, performance, or achievements. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	As of
	June 30,	December 31,
	2010	2009
	(unaudited)
ASSETS
Cash and Cash Equivalents	$23,596	$15,908
Restricted Cash	1,416	1,407
Advisory Fees Receivable	13,320	13,378
Investments in Equity Securities, at Fair Value	4,080	7,951
Prepaid Expenses and Other Assets	856	805
Deferred Tax Asset, Net of Valuation Allowance of $63.6 million and $60.3 million, respectively	5,933	6,754
Property and Equipment, Net of Accumulated Depreciation of $2,596 and $2,385, respectively	2,110	2,315
TOTAL ASSETS	$51,311	$48,518

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$8,286	$3,644
Senior Subordinated Notes	-	10,000
Liability to Selling and Converting Shareholders	5,883	5,642
Other Liabilities	1,207	1,874
TOTAL LIABILITIES	15,376	21,160

Equity:
Total Pzena Investment Management, Inc.'s Equity	9,941	8,270
Non-Controlling Interests	25,994	19,088
TOTAL EQUITY	35,935	27,358
TOTAL LIABILITIES AND EQUITY	$51,311	$48,518

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

REVENUE	$19,388	$14,232	$38,538	$27,904

EXPENSES
Compensation and Benefits Expense	7,263	5,983	14,651	12,023
General and Administrative Expenses	2,169	1,973	4,090	4,426
TOTAL OPERATING EXPENSES	9,432	7,956	18,741	16,449
Operating Income	9,956	6,276	19,797	11,455

Total Other Income/(Expense)	372	2,936	(293)	205

Income Before Taxes	10,328	9,212	19,504	11,660

Income Tax Provision/(Benefit)	2,547	(64)	2,448	(338)
Consolidated Net Income	7,781	9,276	17,056	11,998

Less: Net Income Attributable to Non-Controlling Interests	7,308	8,455	15,599	10,695

Net Income Attributable to Pzena Investment Management, Inc.	$473	$821	$1,457	$1,303

Earnings per Share - Basic and Diluted Attributable to
Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$473	$821	$1,457	$1,303
Basic Earnings per Share	$0.05	$0.10	$0.16	$0.17
Basic Weighted Average Shares Outstanding	9,367,659	8,633,041	9,002,379	7,795,194

Net Income for Diluted Earnings per Share	$473	$4,330	$10,464	$6,860
Diluted Earnings per Share	$0.05	$0.07	$0.16	$0.11
Diluted Weighted Average Shares Outstanding	9,367,659	64,778,860	65,012,960	64,566,604

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Non-GAAP Basis		Non-GAAP Basis
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

REVENUE	$19,388	$14,232	$38,538	$27,904

EXPENSES
Compensation and Benefits Expense	7,263	5,983	14,651	12,023
General and Administrative Expenses	2,169	1,973	4,090	4,426
TOTAL OPERATING EXPENSES	9,432	7,956	18,741	16,449
Operating Income	9,956	6,276	19,797	11,455

Total Other Income/(Expense), Net of Outside Interests	(584)	1,202	(223)	399

Income Before Taxes and Operating Company Allocation	9,372	7,478	19,574	11,854

Unincorporated Business Tax Provision	622	406	1,237	744
Allocable Income	8,750	7,072	18,337	11,110

Operating Company Allocation	7,470	6,119	15,761	9,685
Income Before Corporate Income Taxes	1,280	953	2,576	1,425

Corporate Income Tax Provision	546	406	1,098	608
Non-GAAP Net Income	$734	$547	$1,478	$817

Tax Receivable Agreement Income, Net of Taxes	(261)	274	(21)	486
GAAP Net Income	$473	$821	$1,457	$1,303

Earnings Per Share - Basic and Diluted Attributable to
Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$734	$547	$1,478	$817
Basic Earnings per Share	$0.08	$0.06	$0.16	$0.10
Basic Weighted Average Shares Outstanding	9,367,659	8,633,041	9,002,379	7,795,194

Net Income for Diluted Earnings per Share	$5,003	$4,044	$10,485	$6,352
Diluted Earnings per Share	$0.08	$0.06	$0.16	$0.10
Diluted Weighted Average Shares Outstanding	65,021,332	64,778,860	65,012,960	64,566,604

Assets Under Management (unaudited) ($ billions)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009

U.S. Value Strategies	$8.8	$10.5	$9.6	$9.9	$8.1
EAFE Value Strategies	1.7	2.0	1.9	1.6	0.7
Global Value Strategies	2.6	2.9	2.8	2.4	1.8
Total	$13.1	$15.4	$14.3	$13.9	$10.6

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009

Institutional Accounts	$10.0	$11.7	$10.7	$10.2	$7.5
Retail Accounts	3.1	3.7	3.6	3.7	3.1
Total	$13.1	$15.4	$14.3	$13.9	$10.6

Revenue (unaudited)
($ millions)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009

Institutional Accounts	$16.1	$16.2	$15.2	$13.8	$11.5
Retail Accounts	3.3	3.0	3.1	3.0	2.7
Total	$19.4	$19.2	$18.3	$16.8	$14.2

CONTACT:
Pzena Investment Management, Inc.
Lawrence Kohn, 212-355-1600
kohn@pzena.com